BANK of NORTH CAROLINA

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 27, 2015.

Vote by Internet

- Go to **www.investorvote.com/BNCN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 3, 4 and 5 and FOR ALL the nominees listed in Proposal 2.

	For	Against	Abstain
1. Approval of the Stock Issuance.	☐	☐	☐

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2. Election of Directors.

01 - Charles T. Hagan III 02 - W. Swope Montgomery, Jr. 03 - Richard D. Callicutt II 04 - Robert A. Team, Jr. 05 - James T. Bolt, Jr.

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

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	For	Against	Abstain
3. Advisory vote to approve our executive compensation.	☐	☐	☐
4. Ratification of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
5. Adjournment of the Annual Meeting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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022QHA

2015 Annual Meeting

2015 Annual Meeting of

The BNC Bancorp Shareholders

Thursday, May 28, 2015, 4:00 P.M. Local Time

String & Splinter

305 W. High Avenue, High Point, North Carolina 27262

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BANK of NORTH CAROLINA

Proxy — BNC Bancorp

Notice of 2015 Annual Meeting of Shareholders

String & Splinter, 305 W. High Avenue, High Point, North Carolina 27262
Proxy Solicited by BNC Bancorp's Board of Directors for Annual Meeting of Shareholders – May 28, 2015

Thomas R. Sloan, Richard D. Callicutt II and Thomas R. Smith, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of BNC Bancorp to be held on May 28, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the proposal to approve the stock issuance, "FOR" the election of each of the five persons to serve as members of the board of directors, "FOR" the non-binding advisory resolution to approve BNC's executive compensation, "FOR" the ratification of the appointment of Cherry Bekaert LLP as BNC's independent registered public accounting firm for the fiscal year ending December 31, 2015 and "FOR" the proposal to adjourn the BNC annual meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the stock issuance.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)